Exhibit 21

LIST OF SUBSIDIARIES

Organa Consulting Group, Inc.
Zowy Media, Incorporated
Epic Weapons, Inc.
Davinci's Computer Corp.
Game2Gear, Inc.
Gateway Internet Services Corporation
Hurricane Host, Inc.